                                                                     EXHIBIT 3.4


                                    BYLAWS

                                      OF

                            LASER TECHNOLOGY, INC.


                            As of January 17, 1997

                                INDEX TO BYLAWS
                                      OF
                            LASER TECHNOLOGY, INC.

                                                                             Page
                                                                             ----
ARTICLE I       Offices........................................................ 1
Section 1.01    Business Offices............................................... 1
Section 1.02    Registered Office.............................................. 1

ARTICLE II      Stockholders................................................... 1
Section 2.01    Annual Meeting................................................. 1
Section 2.02    Special Meetings............................................... 1
Section 2.03    Place of Meeting............................................... 1
Section 2.04    Notice of Meetings............................................. 2
Section 2.05    Fixing Date for Determination of Stockholders of Record........ 2
Section 2.06    Voting List.................................................... 2
Section 2.07    Proxies........................................................ 3
Section 2.08    Quorum and Manner of Acting.................................... 3
Section 2.09    Voting of Shares............................................... 3
Section 2.10    Voting of Shares by Certain Holders............................ 3
                (a)  Fiduciaries; Pledgors..................................... 3
                (b)  Joint Owners.............................................. 3
Section 2.11    Stockholder Proposals at Annual Meetings....................... 4
Section 2.12    Nominations of Persons for Election to the Board of Directors.. 4

ARTICLE III     Board of Directors............................................. 5
Section 3.01    General Powers................................................. 5
Section 3.02    Number, Tenure and Qualifications.............................. 5
Section 3.03    Resignation.................................................... 5
Section 3.04    Vacancies...................................................... 6
Section 3.05    Regular Meetings............................................... 6
Section 3.06    Special Meetings............................................... 6
Section 3.07    Meetings by Telephone.......................................... 6
Section 3.08    Notice of Meetings............................................. 6
Section 3.09    Quorum and Manner of Acting.................................... 7
Section 3.10    Action Without a Meeting....................................... 7
Section 3.11    Committees..................................................... 7
Section 3.12    Compensation................................................... 8

ARTICLE IV      Officers....................................................... 8
Section 4.01    Number and Qualifications...................................... 8
Section 4.02    Election and Term of Office.................................... 8
Section 4.03    Compensation................................................... 8

                                                                             Page
                                                                             ----
Section 4.04    Resignation.................................................... 8
Section 4.05    Removal........................................................ 9
Section 4.06    Vacancies...................................................... 9
Section 4.07    Authority and Duties........................................... 9
                (a)  Chairman of the Board..................................... 9
                (b)  Chief Executive Officer................................... 9
                (c)  President................................................. 9
                (d)  Vice-President............................................10
                (e)  Chief Financial Officer; Treasurer........................10
                (f)  Secretary.................................................10
Section 4.08    Surety Bonds...................................................10

ARTICLE V       Stock..........................................................11
Section 5.01    Issuance of Shares.............................................11
Section 5.02    Stock Certificates; Uncertificated Shares......................11
Section 5.03    Payment for Shares.............................................11
Section 5.04    Lost Certificates..............................................11
Section 5.05    Transfer of Shares.............................................12
Section 5.06    Registered Holders.............................................12
Section 5.07    Transfer Agents, Registrars and Paying Agents..................12

ARTICLE VI      Indemnification................................................12
Section 6.01    Definitions....................................................12
                (a)  Code......................................................12
                (b)  Corporation...............................................12
                (c)  Expenses..................................................13
                (d)  Liability.................................................13
                (e)  Party.....................................................13
                (f)  Proceeding................................................13
Section 6.02    Right to Indemnification.......................................13
Section 6.03    Advancement of Expenses........................................13
Section 6.04    Burden of Proof................................................13
Section 6.05    Notification and Defense of Claim..............................14
Section 6.06    Enforcement....................................................14
Section 6.07    Proceedings by a Party.........................................15
Section 6.08    Subrogation....................................................15
Section 6.09    Other Payments.................................................15
Section 6.10    Insurance......................................................15
Section 6.11    Other Rights and Remedies......................................15
Section 6.12    Applicability; Effect..........................................16
Section 6.13    Severability...................................................16

                                                                             Page
                                                                             ----
ARTICLE VII     Miscellaneous..................................................16
Section 7.01    Waivers of Notice..............................................16
Section 7.02    Presumption of Assent..........................................16
Section 7.03    Voting of Securities by the Corporation........................17
Section 7.04    Seal...........................................................17
Section 7.05    Fiscal Year....................................................17
Section 7.06    Amendments.....................................................17

                                    BYLAWS

                                      OF

                            LASER TECHNOLOGY, INC.


                                   ARTICLE I

                                    Offices

      Section 1.01  Business Offices.  The corporation may have such offices,
                    ----------------
either within or outside Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

      Section 1.02  Registered Office.  The registered office of the corporation
                    -----------------
required by the Delaware General Corporation Law to be maintained in Delaware shall be as set forth in the certificate of incorporation, unless changed as provided by law.


                                  ARTICLE II

                                 Stockholders

      Section 2.01  Annual Meeting.  An annual meeting of the stockholders shall
                    --------------
be held on the first Monday in February in each year, or on such other date as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

      Section 2.02  Special Meetings.  Special meetings of the stockholders, for
                    ----------------
any purpose or purposes, may be called only by the Chairman of the Board or the board of directors pursuant to a resolution approved by the affirmative vote of a majority of directors then in office.

      Section 2.03  Place of Meeting.  Each meeting of the stockholders shall be
                    ----------------
held at such place, either within or outside Delaware, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation.

      Section 2.04  Notice of Meetings.  Except as otherwise required by law,
                    ------------------
written notice of each meeting of the stockholders stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally (including delivery by private courier) or by first class, certified or registered mail, to each stockholder of record entitled to notice of such meeting, not less than ten nor more than 60 days before the date of the meeting. Such notice shall be deemed to be given, if personally delivered, when delivered to the stockholder, and, if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation, but if notice of two consecutive annual meetings and all notices of meetings of or the taking of action by written consent without a meeting to any stockholder during the period between such two consecutive annual meetings, or all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required until another address for such person is delivered to the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with the foregoing provisions of this Section 2.04.

      Section 2.05  Fixing Date for Determination of Stockholders of Record.
                    -------------------------------------------------------
For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall be not more than 60 nor less than ten days before the date of such meeting, and not more than 60 days prior to any other action. If no record date is fixed then the record date shall be, for determining stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held, or, for determining stockholders for any other purpose, the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      Section 2.06  Voting List.  The officer who has charge of the stock books
                    -----------
of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 2.07  Proxies.  Each stockholder entitled to vote at a meeting of
                    -------
stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

      Section 2.08  Quorum and Manner of Acting.  At all meetings of
                    ---------------------------
stockholders, the holders of a majority of the combined voting power of the outstanding shares of common stock of the corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of shares representing a majority of voting power of shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by law, the certificate of incorporation or these bylaws. In the absence of a quorum, the stockholders of the Corporation present in person or by proxy and entitled to vote, by majority vote, may adjourn the meeting from time to time in accordance with Section 2.04, until a quorum shall be present.

      Section 2.09  Voting of Shares.  Subject to the provisions of Section
                    ----------------
2.05, each stockholder entitled to vote shall have the number of votes specified in the certificate of incorporation for each outstanding share of capital stock held of record by such stockholder on each matter submitted to a vote of the
stockholders.   In the election of directors each record holder of stock
entitled to vote at such election shall have the right to vote the number of shares owned by him multiplied by the number of votes per share specified in the certificate of incorporation for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

      Section 2.10  Voting of Shares by Certain Holders.
                    -----------------------------------

          (a) Fiduciaries; Pledgors.  Persons holding stock in a fiduciary
              ---------------------
capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon.

          (b) Joint Owners.  If shares stand of record in the names of two or
              ------------
more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effects: (i) if only one votes, his act binds all; (ii) if more than one votes, the act of the majority so voting binds all; (iii) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to any court having jurisdiction to appoint an additional person to act with the persons so voting the shares, in which case the shares shall then be voted as determined by a majority of such persons; and
(iv) if a tenancy is held in unequal interests, a majority or even split for the purposes of subparagraph (iii) shall be a majority or even split in interest.

      Section 2.11  Stockholder Proposals at Annual Meetings.  At an annual
                    ----------------------------------------
meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, otherwise properly brought before the meeting by or at the direction of the board of directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, and
(iv) any material interest of the stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this
Section 2.11, provided, however, that nothing in this Section 2.11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

      Section 2.12  Nominations of Persons for Election to the Board of
                    ---------------------------------------------------
Directors.  In addition to any other applicable requirements, only persons who
---------
are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.12. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the corporation beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.


                                  ARTICLE III

                              Board of Directors

      Section 3.01  General Powers.  The business and affairs of the corporation
                    --------------
shall be managed by or under the direction of its board of directors, except as otherwise provided in the Delaware General Corporation Law or the certificate of incorporation.

      Section 3.02  Number, Tenure and Qualifications.  The number of directors
                    ---------------------------------
of the Corporation shall be as determined by vote of a majority of the entire Board of Directors. All of the directors shall be of full age. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation.

      Section 3.03  Resignation.  Any director may resign at any time by giving
                    -----------
written notice to the corporation. A director's resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.04  Vacancies.  Unless otherwise provided in the certificate of
                    ---------
incorporation, any vacancy or any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by a sole remaining director, or by the stockholders if there are no directors remaining. A director so chosen shall hold office until the next succeeding annual meeting of the stockholders and until his successor is duly elected and qualified, unless sooner displaced. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section for the filling of other vacancies.

      Section 3.05  Regular Meetings.  A regular meeting of the board of
                    ----------------
directors shall be held immediately after and at the same place as the annual meeting of stockholders, or as soon thereafter as conveniently may be, at the time and place, either within or without Delaware, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. Failure to hold such a meeting, however, shall not invalidate any action taken by any officer then or thereafter in office. The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice than such resolution.

      Section 3.06  Special Meetings.  Special meetings of the board of
                    ----------------
directors may be called by or at the request of the chairman of the board or any other two directors. The persons authorized to call special meetings of the board of directors may fix any convenient place, either within or outside Delaware, as the place for holding any special meeting of the board of directors called.

      Section 3.07  Meetings by Telephone.  Members of the board of directors
                    ---------------------
may participate in a meeting of such board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

      Section 3.08  Notice of Meetings.  Notice of each meeting of the board of
                    ------------------
directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by personal delivery (including delivery by private courier) of written notice or by telephone, telegram, telex, facsimile, cablegram or other similar method, except that in the case of a meeting to be held pursuant to Section 3.07 notice may be given by telephone one day prior thereto. The method of notice need not be the same to each director. Notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address, when delivered or communicated to the director or when the telegram, telex, cablegram or other form of notice is personally delivered to the director or delivered to the last address of the director furnished by him to the corporation for such purpose. Neither the business to be transacted at nor the purpose of any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      Section 3.09  Quorum and Manner of Acting.  Except as otherwise may be
                    ---------------------------
required by law, the certificate of incorporation or these bylaws, a majority of the number of directors fixed in accordance with these bylaws, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a quorum is present at a meeting, the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of the board of directors.

      Section 3.10  Action Without a Meeting.  Any action required or permitted
                    ------------------------
to be taken at any meeting of the board of directors may be taken without a meeting, without prior notice and without a vote, if all members of the board consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board.

      Section 3.11  Committees.  The board of directors, by resolution adopted
                    ----------
by a majority of the whole board, may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) amending the certificate of incorporation (except as permitted by the Delaware General Corporation Law with respect to fixing the terms and conditions of series of stock); (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; (e) amending the bylaws of the corporation; and (f) unless the resolution of the board expressly so provides, declaring a dividend or authorizing the issuance of stock. The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Subject to the foregoing, the board of directors may provide such powers, limitations and procedures for such committees as the board deems advisable. To the extent the board of directors does not establish other procedures, each committee shall be governed by the procedures set forth in Sections 3.06 (except as they relate to an annual meeting), 3.07 through 3.11 and 7.01 and 7.02 as if the committee were the board of directors. Each committee shall keep regular minutes of its meetings, which shall be reported to the board of directors when required and submitted to the secretary of the corporation for inclusion in the corporate records.

      Section 3.12  Compensation.  Unless otherwise restricted by the
                    ------------
certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and each meeting of any committee of the board of which he is a member and may be paid a fixed sum for attendance at each such meeting or a stated salary or both a fixed sum and a stated salary. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE IV

                                   Officers

      Section 4.01  Number and Qualifications.  The officers of the corporation
                    -------------------------
shall consist of a chairman of the board, chief executive officer, a president and one or more vice-presidents, a secretary and such other officers, including a vice-chairman or vice-chairmen of the board, chief financial officer, a treasurer and a controller, as may from time to time be elected or appointed by the board. In addition, the board of directors or the chief executive officer may elect or appoint such assistant and other subordinate officers including assistant vice-presidents, assistant secretaries and assistant treasurers, as it or he shall deem necessary or appropriate. Any number of offices may be held by the same persons, except that no person may simultaneously hold the offices of president and secretary.

      Section 4.02  Election and Term of Office.  Except as provided in Sections
                    ---------------------------
4.01 and 4.06, the officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders as provided in Section 3.05. If the election of officers shall not be held as provided herein, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until the expiration of his term in office if elected or appointed for a specified period of time or until his earlier death, resignation or removal.

      Section 4.03  Compensation.  Officers shall receive such compensation for
                    ------------
their services as may be authorized or ratified by the board of directors and no officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the corporation. Election or appointment as an officer shall not of itself create a contract or other right to compensation for services performed by such officer.

      Section 4.04  Resignation.  Any officer may resign at any time, subject to
                    -----------
any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the corporation. An officer's resignation shall take effect at the time stated therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 4.05  Removal.  Any officer may be removed at any time by the
                    -------
chief executive officer (whether or not such officer was appointed by the chief executive officer) or by the board of directors, whenever in his or its judgment, as the case may be, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not in itself create contract rights.

      Section 4.06  Vacancies.  A vacancy occurring in any office by death,
                    ---------
resignation, removal or otherwise may be filled by the chief executive officer or the board of directors for the unexpired portion of the term.

      Section 4.07  Authority and Duties.  The officers of the corporation shall
                    --------------------
have the authority and shall exercise the powers and perform the duties specified below, and as may be additionally specified by the chief executive officer, the board of directors or these bylaws (and in all cases where the duties of any officer are not prescribed by the bylaws or the board of directors, such officer shall follow the orders and instructions of the chief executive officer), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

          (a) Chairman of the Board.  The chairman of the board, who shall be
              ---------------------
elected from among the directors, shall preside at all meetings of the stockholders and directors of the corporation and shall have and may exercise all such powers and perform such other duties as may be assigned to him from time to time by the board of directors.

          (b) Chief Executive Officer.  The chief executive officer shall,
              -----------------------
subject to the direction and supervision of the board of directors, (i) have general and active control of its affairs and business and general supervision of its officers, agents and employees; (ii) in the absence of the chairman of the board, preside at all meetings of the stockholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of chief executive officer and as from time to time may be assigned to him by the board of directors. Unless otherwise authorized and directed by the board of directors or unless the chief executive officer is unavailable, the chief executive officer shall execute all material contracts on behae officer. At the request of the chief executive officer or in his absence or in the event of his inability or refusal to act, the president and chief operating officer shall perform the duties of the chief executive officer, and when so acting shall have all the powers and be subject to all the restrictions upon the chief executive officer.

          (d) Vice-President.  The vice-president, if any (or if there is more
              --------------
than one then each vice-president), shall assist the president and chief financial officer and shall perform such duties as may be assigned to him by the chief executive officer, the president and chief financial officer or by the board of directors. Assistant vice-presidents, if any, shall have the powers and perform the duties as may be assigned to them by the chief executive officer or by the board of directors.

          (e) Chief Financial Officer; Treasurer.  The chief financial officer
              ----------------------------------
or, in the absence of a chief financial officer, the treasurer shall: (i) be the principal financial officer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the board of directors; (ii) unless assigned to the controller, receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the chief executive officer and the board of directors statements of account showing the financial position of the corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to such office and such other duties as from time to time may be assigned to him by the board of directors or by the chief executive officer. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the chief financial officer or treasurer. If there is no chief financial officer or treasurer, these duties shall be performed by the secretary or the chief executive officer or other person appointed by the board of directors.

          (f) Secretary.  The secretary shall:  (i) keep the minutes of the
              ---------
proceedings of the stockholders, the board of directors and any committees of the board of directors; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all other duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

      Section 4.08  Surety Bonds.  The board of directors may require any
                    ------------
officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE V

                                     Stock

      Section 5.01  Issuance of Shares.  The issuance or sale by the corporation
                    ------------------
of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by law. Every issuance of shares shall be recorded on the books of the corporation maintained for such purpose by or on behalf of the corporation.

      Section 5.02  Stock Certificates; Uncertificated Shares.  The shares of
                    -----------------------------------------
stock of the corporation shall be represented by certificates, except that the board of directors may, in accordance with applicable provisions of law, authorize the issuance of some or all of any or all classes or series of stock of the corporation without certificates. If shares are represented by certificates (or if a holder of uncertificated shares requests his shares to be represented by a certificate), each certificate shall be signed by or in the name of the corporation by the chairman or a vice-chairman of the board of directors, chief executive officer, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors.

      Section 5.03  Payment for Shares.  Shares shall be issued for such
                    ------------------
consideration (but not less than the par value thereof) as shall be determined from time to time by the board of directors. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the board. Such consideration shall be paid in such form and in such manner as the directors shall determine. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock issued by the corporation shall be deemed to be fully paid and non-assessable stock if: (a) the entire amount of the consideration has been received by the corporation in the form of cash, services rendered, personal property, real property, leases of real property or a combination thereof; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the corporation in such form and the corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the board of directors from issuing partly paid shares pursuant to statute.

      Section 5.04  Lost Certificates.  In case of the alleged loss, destruction
                    -----------------
or mutilation of a certificate of stock the board of directors or the president may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors or the president may, in their discretion, require a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

      Section 5.05  Transfer of Shares.  Upon presentation and surrender to the
                    ------------------
corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the corporation has notice, the corporation or the transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on the books maintained for such purpose by or on behalf of the corporation. No transfer of shares shall be effective until it has been entered on such books. The corporation or a transfer agent of the corporation may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of uncertificated shares shall be made in accordance with applicable provisions of law.

      Section 5.06  Registered Holders.  The corporation shall be entitled to
                    ------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

      Section 5.07  Transfer Agents, Registrars and Paying Agents.  The board of
                    ---------------------------------------------
directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.


                                  ARTICLE VI

                                Indemnification

      Section 6.01  Definitions.  For purposes of this Article, the following
                    -----------
terms shall have the meanings set forth below:

          (a) Code.  The term "Code" means the Delaware General Corporation Law
              ----
as it exists on the date of the adoption of this Article and as it may hereafter be amended from time to time, but in the case of any amendment, only to the extent that the amendment permits the corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted the corporation to provide at the date of the adoption of this Article and prior to the amendment.

          (b) Corporation.  The term "corporation" means the corporation and, in
              -----------
addition to the resulting or surviving corporation, any domestic or foreign predecessor entity of the corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (c) Expenses.  The term "expenses" means the actual and reasonable
              --------
expenses (including but not limited to expenses of investigation and preparation and fees and disbursements of counsel, accountants or other experts) incurred by a party in connection with a proceeding.

          (d) Liability.  The term "liability" means the obligation to pay a
              ---------
judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or expense incurred with respect to a proceeding.

          (e) Party.  The term "party" means any individual who was, is, or is
              -----
threatened to be made, a named defendant or respondent in a proceeding by reason of the fact that he is or was a director, officer or employee of the corporation and any individual who, while a director, officer or employee of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A party shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

          (f) Proceeding.  The term "proceeding" means any threatened, pending
              ----------
or completed action, suit or proceeding, or any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (including an action by or in the right of the corporation), and whether formal or informal.

      Section 6.02  Right to Indemnification.  The corporation shall indemnify
                    ------------------------
any party to a proceeding against liability incurred in, relating to or as a result of the proceeding to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 6.02, indemnification would be (a) discretionary under the Code or (b) limited or subject to particular standards of conduct under the Code).

      Section 6.03  Advancement of Expenses.  In the event of any proceeding in
                    -----------------------
which a party is involved or which may give rise to a right of indemnification under this Article, following written request to the corporation by the party, the corporation shall pay to the party, to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 6.03, advancement of expenses would be (a) discretionary under the Code or (b) limited or subject to particular standards of conduct under the Code), amounts to cover expenses incurred by the party in, relating to or as a result of such proceeding in advance of its final disposition.

      Section 6.04  Burden of Proof.  If under applicable law the entitlement of
                    ---------------
a party to be indemnified or advanced expenses hereunder depends upon whether a standard of conduct has been met, the burden of proof of establishing that the party did not act in accordance with such standard shall rest with the corporation. A party shall be presumed to have acted in accordance with such standard and to be entitled to indemnification or the advancement of expenses (as the case may be) unless, based upon a preponderance of the evidence, it shall be determined that the party has not met such standard. Such determination and any evaluation as to the reasonableness of amounts claimed by a party shall be made by the board of directors of the corporation or such other body or persons as may be permitted by the Code. Subject to any express limitation of the Code, if so requested by the party, such determination and evaluation as to the reasonableness of the amounts claimed by the party shall be made by independent counsel who is selected by the party and approved by the corporation (which approval shall not be unreasonably withheld). For purposes of this Article, unless otherwise expressly stated, the termination of any proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that a party did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

      Section 6.05  Notification and Defense of Claim.  Promptly after receipt
                    ---------------------------------
by a party of notice of the commencement of any proceeding, the party shall, if a claim in respect thereof is to be made against the corporation under this Article, notify the corporation in writing of the commencement thereof; provided, however, that delay in so notifying the corporation shall not constitute a waiver or release by the party of any rights under this Article. With respect to any such proceeding: (a) the corporation shall be entitled to participate therein at its own expense; (b) any counsel representing the party to be indemnified in connection with the defense or settlement thereof shall be counsel mutually agreeable to the party and to the corporation; and (c) the corporation shall have the right, at its option, to assume and control the defense or settlement thereof, with counsel satisfactory to the party. If the corporation assumes the defense of the proceeding, the party shall have the right to employ its own counsel, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense of such proceeding shall be at the expense of the party unless (i) the employment of such counsel has been specifically authorized by the corporation, (ii) the party shall have reasonably concluded that there may be a conflict of interest between the corporation and the party in the conduct of the defense of such proceeding, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such proceeding. Notwithstanding the foregoing, if an insurance carrier has supplied directors' and officers' liability insurance covering a proceeding and is entitled to retain counsel for the defense of such proceeding, then the insurance carrier shall retain counsel to conduct the defense of such proceeding unless the party and the corporation concur in writing that the insurance carrier's doing so is undesirable. The corporation shall not be liable under this Article for any amounts paid in settlement of any proceeding effected without its written consent. The corporation shall not settle any proceeding in any manner that would impose any penalty or limitation on a party without the party's written consent. Consent to a proposed settlement of any proceeding shall not be unreasonably withheld by either the corporation or the party.

      Section 6.06  Enforcement.  The right to indemnification and advancement
                    -----------
of expenses granted by this Article shall be enforceable in any court of competent jurisdiction if the corporation denies the claim, in whole or in part, or if no disposition of such claim is made within 90 days after the written request for indemnification or advancement of expenses is received. If successful in whole or in part in such suit, the party's expenses incurred in bringing and prosecuting such claim shall also be paid by the corporation. Whether or not the party has met any applicable standard of conduct, the court in such suit may order indemnification or the advancement of expenses as the court deems proper (subject to any express limitation of the Code). Further, the corporation shall indemnify a party from and against any and all expenses and, if requested by the party, shall (within ten business days of such request) advance such expenses to the party, which are incurred by the party in connection with any claim asserted against or suit brought by the party for recovery under any directors' and officers' liability insurance policies maintained by the corporation, regardless of whether the party is unsuccessful in whole or in part in such claim or suit.

      Section 6.07  Proceedings by a Party.  The corporation shall indemnify or
                    ----------------------
advance expenses to a party in connection with any proceeding (or part thereof) initiated by the party only if such proceeding (or part thereof) was authorized by the chief executive officer or board of directors of the corporation.

      Section 6.08  Subrogation.  In the event of any payment under this
                    -----------
Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified party, who shall execute all papers and do everything that may be necessary to assure such rights of subrogation to the corporation.

      Section 6.09  Other Payments.  The corporation shall not be liable under
                    --------------
this Article to make any payment in connection with any proceeding against or involving a party to the extent the party actually receives payment (under any insurance policy, agreement or otherwise) of the amounts otherwise indemnifiable hereunder. A party shall repay to the corporation the amount of any payment the corporation makes to the party under this Article in connection with any proceeding against or involving the party, to the extent the party has otherwise actually received payment (under any insurance policy, agreement or otherwise) of such amounts advanced.

      Section 6.10  Insurance.  So long as any party who is or was an officer or
                    ---------
director of the corporation may be subject to any possible proceeding by reason of the fact that he is or was an officer or director of the corporation (or is or was serving in any one or more of the other capacities covered by this Article during his tenure as officer or director), if the corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, such officer or director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage applicable to any then current officer or director of the corporation, or the corporation shall purchase and maintain in effect for the benefit of such officer or director one or more valid, binding and enforceable policy or policies of directors' and officers' liability insurance providing, in all respects, coverage at least comparable to that provided to any then current officer or director at the corporation.

      Section 6.11  Other Rights and Remedies.  The rights to indemnification
                    -------------------------
and advancement of expenses provided in this Article shall be in addition to any other rights to which a party may have or hereafter acquire under any law, provision of the certificate of incorporation, any other or further provision of these bylaws, vote of the stockholders or directors, agreement or otherwise.
The corporation shall have the right, but shall not be obligated, to indemnify or advance expenses to any agent of the corporation not otherwise covered by this Article in accordance with and to the fullest extent permitted by the Code.

      Section 6.12  Applicability; Effect.  The rights to indemnification and
                    ---------------------
advancement of expenses provided in this Article shall be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any party during the period such party serves in any one or more of the capacities covered by this Article, shall continue thereafter so long as the party may be subject to any possible proceeding by reason of the fact that he served in any one or more of the capacities covered by this Article, and shall inure to the benefit of the estate and personal representatives of each such person. Any repeal or modification of this Article or of any Section or provision hereof shall not affect any rights or obligations then existing. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and each party covered hereby.

      Section 6.13  Severability.  If any provision of this Article shall be
                    ------------
held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, all portions of any Sections of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of this Article that each party covered hereby is entitled to the fullest protection permitted by law.


                                  ARTICLE VII

                                 Miscellaneous

      Section 7.01  Waivers of Notice.  Whenever notice is required to be given
                    -----------------
by law, by the certificate of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice unless required by these bylaws to be included in the notice of such meeting.

      Section 7.02  Presumption of Assent.  A director or stockholder of the
                    ---------------------
corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.

      Section 7.03  Voting of Securities by the Corporation.  Unless otherwise
                    ---------------------------------------
provided by resolution of the board of directors, on behalf of the corporation the chief executive officer, president, chief operating officer, treasurer, or any vice-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the stockholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chief executive officer, president, chief operating officer, treasurer, or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

      Section 7.04  Seal.  The corporate seal of the corporation shall be in
                    ----
such form as adopted by the board of directors, and any officer of the corporation may, when and as required, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the corporation.

      Section 7.05  Fiscal Year.  The fiscal year of the corporation shall be as
                    -----------
established by the board of directors.

      Section 7.06  Amendments.  These bylaws may be amended or repealed and new
                    ----------
bylaws adopted by the board of directors or, subject to the certificate of incorporation, by the stockholders entitled to vote.


/s/ NICK NIMMO
______________________________
Nick Nimmo, Incorporator

                                      END